UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(800) 208-3343
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) under the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Edge Therapeutics, Inc. (“Edge”) was held on June 20, 2017. A quorum was present at the Annual Meeting.  Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in Edge’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2017, were (1) the election of Isaac Blech, James Loughlin, and R. Loch Macdonald, .M.D., Ph.D. as Class B directors to Edge’s board of directors to hold office until the 2020 Annual Meeting of Stockholders and (2) the ratification of the selection of KPMG LLP as Edge’s independent registered public accounting firm for the fiscal year ending December 31, 2017. At the Annual Meeting, Edge’s stockholders approved the two proposals, and the final results were as follows:

(1)	Election of Isaac Blech, James Loughlin, and R. Loch Macdonald, M.D., Ph.D. as a Class B directors, to hold officer until the 2020 Annual Meeting of Stockholders:

Nominees	For	Withheld	Broker Non-Votes
Isaac Blech	18,458,975	3,617,268	6,311,098
James Loughlin	19,606,653	2,469,590	6,311,098
R. Loch Macdonald, M.D., Ph.D.	19,431,836	2,644,407	6,311,098

(2)	Ratification of the selection of KPMG LLP as Edge’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
28,192,940	193,071	1,330	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2017	Edge Therapeutics, Inc.

	By:	/s/ Albert Marchio
Name: Albert Marchio
Title: Chief Accounting and Administrative Officer, Interim Chief Financial Officer